Exhibit 10.16
VOTING AGREEMENT
AND IRREVOCABLE PROXY
     THIS VOTING AGREEMENT (this “Agreement”) is entered into as of February 9, 2006, by and among Lifeline Therapeutics, Inc., a Colorado corporation (“Company”), Paul Myhill, and Lisa Gail Myhill. Paul Myhill and Lisa Gail Myhill are referred to collectively in this Agreement as the “Shareholders”.
PRELIMINARY STATEMENTS
     WHEREAS, Company and Paul Myhill have entered into an Agreement, dated 9, 2006, by and between Company and Myhill (the “Consultant Agreement”) whereby Paul Myhill resigned from his position with the Company and will act as a consultant for the Company;
     WHEREAS, Lisa Gail Myhill, the wife of Paul Myhill, benefits from the payments received by Paul Myhill under the Consultant Agreement;
     WHEREAS, in connection with the Consultant Agreement, Shareholder has agreed to the execution and delivery of this Agreement as part of the consideration for the Shareholders’ receiving the benefits from the Consultant Agreement; and
     WHEREAS, Company and the Shareholders desire to enter into this Agreement to set forth their current agreements and understandings with respect to how shares of Company’s class A common stock held by either or both of the Shareholders (the “Shares”) will be voted.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Voting Provisions.
          1.1 Transfer of Voting Rights. Each of the Shareholders hereby grants to the Chairman of the Board of Directors of Company (the “Board”) the irrevocable right to vote the Shares and any New Shares (as defined below) at every meeting of the shareholders of Company and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Company.
          1.2 Additional Share Purchases. Each of the Shareholders agrees that any shares of capital stock of Company that either or both Shareholders purchases or with respect to which either or both Shareholders otherwise acquires record or beneficial ownership (“New Shares”) after the execution of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or similar instruments) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.
     2. Irrevocable Proxy. EACH OF THE SHAREHOLDERS HEREBY GRANTS TO AND APPOINTS THE CHAIRMAN OF THE BOARD, AS SUCH SHAREHOLDER’S SOLE AND EXCLUSIVE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR TO ACT BY WRITTEN CONSENT, IN EACH CASE TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, THE SHARES AND ANY NEW SHARES IN RESPECT OF ANY MATTER. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE THROUGH THE TERMINATION DATE (AS DEFINED BELOW). EACH OF THE SHAREHOLDERS FURTHER AGREES TO TAKE SUCH OTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS, IN EACH CASE AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS VOTING AGREEMENT AND IRREVOCABLE PROXY, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THAT SHAREHOLDER WITH RESPECT TO THE SHARES OR ANY NEW SHARES THAT IS INCONSISTENT WITH THE INTENT HEREOF.
     3. Successors in Interest. Provisions of this Agreement shall be binding upon the successors in interest to any of the Shares held by each of the Shareholders to whom a transfer of such stock is made; provided, however, that this Agreement shall not be binding upon any successor in interest to any of the Shares if such Shares were purchased for full consideration in a “brokers’ transaction” as defined in Rule 144(g) of the Securities Act of 1933, as amended, or in a transaction in which a broker-dealer registered with the National Association of Securities Dealers effected the transaction and received compensation for effecting the transaction.
     4. General Provisions.
          4.1 Termination. This Agreement shall terminate on February 7, 2016 (the “Termination Date”).
          4.2 Amendment. This Agreement shall only be amended by the written agreement of Company and Shareholder.
          4.3 Governing Law. The construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.
          4.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.
          4.5 Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of Company and to any shares or other securities of Company or of any successor company which may be received by Shareholder by virtue of his ownership of the Shares or any New Shares.
          4.6 Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.
          4.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          4.8 Further Assurances. Each of the parties hereto shall execute and deliver all additional documents and instruments and shall do any and all acts and things reasonably requested in connection with the performance of the obligations undertaken in this Agreement and/or otherwise to effectuate in good faith the intent of the parties.
          4.9 Binding Effect. The rights and obligations of each party under this Agreement shall be specifically applicable to and enforceable against any transferees of the parties hereto.
          4.10 Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS:	LIFELINE THERAPEUTICS, INC.

/s/ Paul Myhill	By:	/s/ Gerald J. Houston
Paul Myhill		Name: Gerald J. Houston
Title: CFO

/s/ Lisa Gail Myhill
Lisa Gail Myhill

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